UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

February 9, 2007

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On February 9, 2007, certain subsidiaries of Mattel, Inc. (“Mattel”) entered into a Letter Agreement (as defined below) with Société Générale Bank Nederland N.V. terminating a European trade receivables facility.

As previously disclosed, in November 2001 Mattel International Holdings B.V., a company incorporated in the Netherlands, Mattel France, a company incorporated in France, and Mattel GmbH, a company incorporated in Germany, each of which is a subsidiary of Mattel, entered into a Euro 150 million European trade receivables facility, pursuant to which Mattel France and Mattel GmbH sold trade receivables to a bank, Société Générale Bank Nederland N.V. Each sale of accounts receivable was recorded on Mattel’s consolidated balance sheet at the time of such sale. Under the European trade receivables facility, the outstanding amount of receivables sold could not exceed Euro 60 million from February 1 though July 31 of each year and could not exceed Euro 150 million at all other times. The commitment termination date for the European trade receivables facility was February 28, 2007.

Pursuant to a letter agreement (the “Letter Agreement”) between Société Générale Bank Nederland N.V. and Mattel International Holdings B.V., Mattel France and Mattel GmbH dated February 9, 2007, the European trade receivable facility was terminated effective on that date. Mattel determined that the European trade receivable facility was no longer necessary based on projected international cash flows and seasonal financing needs.

Société Générale, an affiliate of Société Générale Bank Nederland N.V., currently participates as a lender under Mattel’s Third Amended and Restated Credit Agreement dated as of March 23, 2005 (the “domestic unsecured committed revolving credit facility”) and participates in and is the co-documentation agent of Mattel’s $300.0 million domestic receivables sales facility that is a sub-facility of Mattel’s domestic unsecured committed revolving credit facility. Société Générale also participates as a lender and is the co-documentation agent with regard to a $325.0 million credit facility for Mattel Asia Pacific Sourcing Limited, a subsidiary of Mattel. Additionally, Mattel and its subsidiaries have various banking arrangements with Société Générale and its affiliates in the ordinary course of business.

The foregoing brief summary of the Letter Agreement is qualified in its entirety by reference to the Letter Agreement, a copy of which is filed as Exhibit 99.0 herewith.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired: None

(b)	Pro forma financial information: None

(c)	Shell company transactions: None

(d)	Exhibits:

Exhibit No.	Exhibit Description
99.0 *	Amendment to Master Agreement for the Transfer of Receivables dated February 9, 2007 among Société Générale Bank Nederland N.V., Mattel International Holdings B.V., Mattel France and Mattel GmbH

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC.
Registrant

By:	/s/ Robert Normile
Robert Normile
Senior Vice President, General Counsel and Secretary

Dated: February 9, 2007

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